Exhibit 10.3
MONSTER WORLDWIDE, INC.
RESTRICTED STOCK UNIT AGREEMENT
This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made, effective as of [                    ], 20[_____] (the “Grant Date”), by and between MONSTER WORLDWIDE, INC., a Delaware corporation (hereinafter called the “Company”), and [                    ] (hereinafter called the “Participant”).
W I T N E S S E T H:
WHEREAS, the Committee desires to award to the Participant pursuant to the Company’s 2008 Equity Incentive Plan (the “Plan”) a grant of Restricted Stock Units (referred to herein as “RSUs”) upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1. Grant of RSUs. Subject to the terms and conditions of the Plan and this Agreement, the Committee hereby grants to the Participant [                    ] RSUs as of the date of this agreement. The RSUs shall vest and payment in respect of such RSUs shall be made, if at all, in accordance with Section 2 hereof.
2. Vesting.
(a) Subject to the Participant’s continuous employment by the Company and its Affiliates in the position of [                    ] (or in an alternative position with the Company, as determined by the Chief Executive Officer in his or her sole discretion and subject to approval by the Compensation Committee (an “Alternative Position”)) and compliance with Non-Compete Agreement (as defined below), the RSUs granted to the Participant shall vest as to the percentage of the RSUs indicated below on the dates specified below (each a “RSU Vesting Date”). The unvested RSUs granted pursuant to this Agreement shall automatically terminate and be forfeited (without any action by any party hereto) on the sooner of (x) the date on which the Participant’s employment is terminated and (y) the date on which the Participant ceases to serve in the position of [                    ] or in an Alternative Position.

Percentage of RSUs
Date	Becoming Vested
[ ]	[ ]%
[ ]	[ ]%

[ ]	[ ]%

To the extent that the RSUs have not vested prior to the date that is the five-year anniversary of the Grant Date, the unvested RSUs shall terminate and be forfeited as of such date, without any further consideration to the Participant.
Any fractional RSUs resulting from the strict application of the incremental percentages set forth above will be disregarded and the actual number of RSUs becoming vested on any specific RSU Vesting Date will cover only the full number of RSUs determined by applying the relevant incremental percentage.
(b) Notwithstanding the foregoing, if because of the Participant’s death or Disability the Participant’s employment terminates or the Participant ceases to serve in the position of [                                        ] or an Alternative Position, then the unvested RSUs, to the extent not previously forfeited, shall immediately become fully vested, subject to Section 2(d) below.
(c) In the event that during the period of the Participant’s employment with the Company or one of its Affiliates after the Grant Date a Change in Control shall occur, then all outstanding unvested RSUs that have not been forfeited prior to the date of such Change in Control shall vest on the date of such Change in Control. In the event that the Change in Control occurs on a date prior to the date that a Participant is determined to be Disabled for purposes of the Plan and this Agreement, but the Committee, in its sole determination expects the Participant to be Disabled at the end of the 9-month period referred to in Section 4 of this Agreement, then all of the unvested RSUs of such Participant, to the extent not previously forfeited, shall vest upon the date of the Change in Control.
(d) In the event that any calendar date on which vesting is purportedly scheduled pursuant to the terms of Sections 2(a), 2(b) or 2(c) above is not a Business Day (as defined below), the vesting shall automatically be delayed until the first Business Day following that calendar date. “Business Day” means a date on which commercial banks in New York, New York are open for general business.
(e) As a condition to the receipt of the RSUs, the Participant is required to open an account with the third party administering the Company’s equity awards programs (currently Charles Schwab) (the “Administrator”). On or as soon as reasonably practicable following the applicable RSU Vesting Date (but in no event later than the end of the calendar year in which such date occurs), the Company shall deliver to the Participant’s account with the Administrator one share of Common Stock with respect to each whole RSU that vests on such date, subject to Sections 3 and 7 below. Upon such delivery, all obligations of the Company with respect to each such RSU shall be deemed satisfied in full.
3. Certain Changes; Rights as a Stockholder. The number and class of shares of Common Stock which are distributable to the Participant with respect to any RSU covered by this Agreement shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, spin-off, split-off, split-up, recapitalization, capital reorganization, reclassification of shares of Common Stock, merger or consolidation, or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company’s capital stock, in each case as determined by the Committee. The Participant shall not have any rights to cash dividends, voting rights or other rights of a stockholder with respect to the RSUs covered by this Agreement until the Company delivers Common Stock to the Participant’s account in accordance with Section 2(e).

4. Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following term shall have the following meaning:
“Disability” or “Disabled” means, notwithstanding any definition in the Plan, that, in the determination of the Committee, the Participant is both (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and (ii) (x) in case the Participant is eligible for the long term disability program offered to United States-based employees by the Company or its Affiliates, the Participant has actually received long term disability benefits for no less than 9 months or (y) in case the Participant is not eligible for such long term disability program solely by virtue of not being based in the United States, the Participant would have been eligible to receive long term disability benefits for no less than 9 months but for the Participant not being based in the United States. For purposes of Section 2(b) above, it is understood that the Disability shall be deemed to be incurred on the last day of the 9-month period contemplated in clause (ii) of the immediately preceding sentence. In the event the Participant has met the condition set forth in clause (i) of the first sentence of this definition but does not satisfy the condition set forth in clause (ii) of this definition solely by reason of the Participant’s death, then the provisions of such clause (ii) shall be deemed to have been satisfied and for purposes of Section 2(b) above the Disability shall be deemed to be incurred on the date of such death.
5. No Employment Rights; Termination of Employment. Nothing in this Agreement shall give the Participant any right to continue in the employment of the Company or any Affiliate, or to interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Participant. Except as otherwise expressly provided in Sections 2(b) and 2(c) hereof, RSUs that are not vested as of the date the Participant’s employment with the Company and its Affiliates terminates or ceases for any reason or no reason, whether voluntary or involuntary (including, without limitation, termination or cessation of employment with or without cause or arising out of or in connection with a reduction in force, sale or shutdown of certain operations, or otherwise), shall immediately and automatically terminate and be forfeited in their entirety, provided, however, that only for purposes of this Agreement the Participant’s employment shall not be deemed terminated solely by virtue of the Participant’s voluntary cessation of employment in circumstances that the Committee determines are reasonably likely to result in a Disability for so long as the Committee determines that the Participant continues to satisfy the conditions that would ultimately lead to the Committee’s determination that the Participant has incurred a Disability.
6. Plan Provisions. The provisions of the Plan shall govern, and if or to the extent that there are inconsistencies between those provisions and the provisions hereof, the provisions of the Plan shall govern. The Participant acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.

7. Withholding. In the event that prior to any applicable RSU Vesting Date hereunder the Participant has not provided the Company with written notice (which may be by written notice or by an election made via the website operated by the Administrator) (the “Payment Notice”) at least five (5) Business Days prior to that RSU Vesting Date to the effect that the Participant will provide the Company payment of the amount, if any, deemed necessary by the Company in its reasonable discretion to enable the Company and its Affiliates to satisfy the minimum federal, foreign or other tax withholding or similar obligations of the Company and its Affiliates with respect to the shares of Common Stock (and/or any other items which may be distributable to the Participant on the RSU Vesting Date pursuant to Section 3 hereof), or in the event the Participant provides the Payment Notice but does not deliver payment of the appropriate amount to the Company on the RSU Vesting Date, then the Company shall satisfy the minimum federal, foreign or other tax withholding or similar obligation of the Company and its Affiliates with respect to such vesting by withholding the number of whole shares of Common Stock on and valued as of the applicable RSU Vesting Date (and/or other items which may be distributable to the Participant on the RSU Vesting Date pursuant to Section 3 hereof) sufficient to satisfy such minimum withholding and other obligations.
8. Notices. All notices or other communications to be given or delivered in connection with this Agreement shall be either in electronic format or in writing and shall be deemed to have been properly served if delivered electronically, personally, by courier, or by certified or registered mail, return receipt requested and first class postage prepaid, in the case of notices to the Company, to the attention of Director of Human Resources, at the Company’s offices at 5 Clock Tower Place, Suite 500, Maynard, MA 01754 and in the case of notices to the Participant, to the Participant’s last known address (as noted in the Participant’s personnel file) or such other addresses (including any electronic mail addresses) as the recipient party has specified by prior written notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.
9. Binding Effect; Headings; Status. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The subject headings of Sections are included for the purpose of convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement. The Participant’s rights under this Agreement, including, without limitation, rights to RSUs, shall at all times that such rights exist represent a general obligation of the Company. The Participant shall be a general creditor of the Company with respect thereto and shall not have a secured or preferred position with respect thereto. Nothing in this Agreement or the Plan shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind.
10. Non-Assignability, Etc. The Participant’s rights under this Agreement, including, without limitation, rights to RSUs, are not assignable or transferable except upon the Participant’s death to a beneficiary designated by the Participant in a written beneficiary designation filed with the Company or, if no duly designated beneficiary shall survive the Participant, pursuant to the Participant’s will and/or by the laws of descent and distribution. Any and all such rights shall not be subject to anticipation, alienation, sale, transfer, encumbrance except as otherwise expressly permitted herein.

11. Securities Laws; Insider Trading. The Committee may from time to time impose any conditions on the RSUs and shares of Common Stock as it deems necessary or advisable to ensure that the Plan, this Agreement and the issuance and resale or any securities comply with all applicable securities laws, including without limitation Rule 16b-3 under the Exchange Act and the Securities Act of 1933, as amended (the “Securities Act”). Such conditions may include, among other things, the requirement that certificates for shares of Common Stock to be issued to the Participant hereunder contain a restrictive legend in such form and substance as may be determined by the Committee. Without limiting the foregoing, it is understood that Affiliates of the Company may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act. The Participant understands and agrees that any and all transactions involving shares of Common Stock or other securities of the Company must comply with applicable laws, rules, regulations and policies, including but not limited to the Company’s policy regarding insider trading, which policy, among other things, prohibits transactions involving shares of Common Stock or other securities of the Company by individuals who have material non-public information relating to the Company.
12. Mechanics; Applicable Law; Entire Agreement. This Agreement shall become valid and binding on the parties, effective as of the Grant Date, after both of the following have occurred: (a) the Participant has executed the Agreement and (b) the Participant has executed the Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement in the form attached hereto as Exhibit A (the “Non-Compete Agreement”). If both (a) and (b) are not satisfied within ninety (90) days of the Grant Date, the RSUs granted pursuant to this Agreement shall be forfeited. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the conflict of laws provisions thereof). This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements and offer letters (such as terms providing for acceleration or other enhancement to restricted stock or other equity interests in the event of the occurrence of specified events), except and only to the extent of any rights of the Company or its Affiliates relating to Section 280G of the Internal Revenue Code of 1986, as amended, and may not be modified except by written instrument executed by the parties. The Participant has not relied on any representation not set forth in this Agreement.
13. Amendment or Modification; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Participant; provided that the Agreement may be unilaterally amended by the Company without Participant consent to conform the Agreement to any changes required by the Administrator or as a result of the change of Administrator.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MONSTER WORLDWIDE, INC.
By:
	Name:	[ ]
	Title:	[ ]

EXECUTIVE:

[ ]

EXHIBIT A
Non-Competition, Non-Solicitation, Confidential Information and Intellectual Property Assignment Agreement